Exhibit 99.1

NWPX Infrastructure Announces Second Quarter 2026 Financial Results

•	Record net sales of $159.5 million, up 19.7% year-over-year, and record gross profit of $34.4 million, up 35.5% year-over-year
•	Record Water Transmission Systems segment (“WTS”) net sales of $113.2 million, up 33.8% year-over-year, and record WTS gross profit of $24.2 million, up 60.9% year-over-year
•	Precast Infrastructure and Engineered Systems segment (“Precast”) net sales of $46.3 million, down 4.8% year-over-year, and Precast gross profit of $10.1 million, down 1.7% year-over-year
•	Record second quarter net income of $15.8 million, or $1.62 per diluted share
•	WTS backlog[1] of $305 million; backlog including confirmed orders[2] of $423 million
•	Precast order book[3] of $61 million

VANCOUVER, Washington—July 29, 2026—NWPX Infrastructure, Inc. (NASDAQ: NWPX) (“NWPX Infrastructure” and the “Company”), a leading manufacturer of water-related infrastructure products, today announced its financial results for the second quarter ended June 30, 2026. The Company will broadcast its second quarter 2026 earnings conference call on Thursday, July 30, 2026 at 7:00 a.m. PT.

Management Commentary

“The second quarter of 2026 marked another outstanding quarter for NWPX Infrastructure as we delivered record financial results highlighted by revenue of $159.5 million, gross profit of $34.4 million, representing a 21.5% gross margin, and diluted earnings per share of $1.62,” said Scott Montross, President and Chief Executive Officer of NWPX Infrastructure. “These results reflect the strength of our diversified business model and the disciplined execution of our long-term strategy.”

Mr. Montross continued, “Our Water Transmission Systems segment once again delivered exceptional performance, establishing new quarterly records with revenue of $113.2 million and gross profit of $24.2 million. Gross margin expanded 360 basis points over the prior-year quarter to 21.4%, demonstrating the continued benefits of disciplined project execution and favorable pricing. We also exited the quarter with WTS backlog including confirmed orders of approximately $423 million, supported by robust bidding activity throughout the quarter, which is continuing into the third quarter.”

“In our Precast Infrastructure and Engineered Systems segment, the quarter began slower than anticipated as unusually heavy rainfall in Texas and customer-driven project delays at our Utah facilities impacted activity during April and May. However, business conditions improved significantly during June, allowing the segment to finish the quarter with strong momentum. Gross margins improved 70 basis points compared to the second quarter of 2025, and our order book ended the quarter at $61 million, positioning the business well for the remainder of the year.”

Mr. Montross concluded, “Looking ahead, we expect performance in the third quarter of 2026 to be comparable to, or stronger than, the second quarter of 2026. Demand across our end markets remains healthy, bidding activity continues at elevated levels, and our Precast business is carrying positive momentum into the second half of the year. As a result, 2026 is shaping up to be a historic year for NWPX Infrastructure.”

Second Quarter 2026 Financial Results

Consolidated

•	Net sales increased 19.7% to $159.5 million from $133.2 million in the second quarter of 2025.
•	Gross profit increased 35.5% to $34.4 million, or 21.5% of net sales, from $25.4 million, or 19.0% of net sales, in the second quarter of 2025.
•	Net income increased 74.7% to $15.8 million, or $1.62 per diluted share, compared to $9.1 million, or $0.91 per diluted share, in the second quarter of 2025. The second quarter 2026 marked the highest net income in the Company’s history aside from the third quarter of 2018 which included a $21.9 million bargain purchase gain associated with the acquisition of Ameron Water Transmission Group, LLC.[4]

Water Transmission Systems Segment (WTS)

•	WTS net sales increased 33.8% to $113.2 million from $84.6 million in the second quarter of 2025 driven by a 26% increase in tons produced resulting from changes in project timing and a 6% increase in selling price per ton due to changes in product mix.
•	WTS gross profit increased 60.9% to $24.2 million, or 21.4% of WTS net sales, from $15.1 million, or 17.8% of WTS net sales, in the second quarter of 2025 due to increased volume, including related operational efficiency gains, and favorable project pricing and product mix.
•	WTS backlog was $305 million as of June 30, 2026, compared to $373 million as of March 31, 2026, and $298 million as of June 30, 2025. Backlog including confirmed orders was $423 million as of June 30, 2026, compared to $430 million as of March 31, 2026, and $348 million as of June 30, 2025.

Precast Infrastructure and Engineered Systems Segment (Precast)

•

Precast net sales decreased 4.8% to $46.3 million from $48.6 million in the second quarter of 2025 driven by an 11% decrease in volume shipped partially offset by a 7% increase in selling prices primarily due to changes in product mix.

•	Precast gross profit decreased 1.7% to $10.1 million, or 21.9% of Precast net sales, from $10.3 million, or 21.2% of Precast net sales, in the second quarter of 2025.
•	Precast order book was $61 million as of June 30, 2026, compared to $55 million as of March 31, 2026, and $56 million as of June 30, 2025.

Balance Sheet and Cash Flow

•	As of June 30, 2026, the Company had no outstanding revolving loan borrowings and additional borrowing capacity of approximately $124 million under the revolving credit facility.
•	Net cash provided by operating activities was $14.1 million in the second quarter of 2026 compared to $5.4 million in the second quarter of 2025 primarily due to a $7.5 million increase in net income adjusted for noncash items and a $1.1 million increase in cash from changes in working capital.
•	Capital expenditures were $4.2 million in the second quarter of 2026 compared to $3.5 million in the second quarter of 2025.

1 NWPX Infrastructure defines “backlog” as the balance of remaining performance obligations under signed contracts for Water Transmission Systems products for which revenue is recognized over time.

2 NWPX Infrastructure defines “confirmed orders” as Water Transmission Systems projects for which the Company has been notified that it is the successful bidder, but a binding agreement has not been executed.

3 NWPX Infrastructure defines “order book” as unfulfilled orders outstanding at the measurement date for its Precast Infrastructure and Engineered Systems segment.

4 In the third quarter of 2018 the Company reported net income of $27.8 million, or $2.86 per diluted share which, amongst other non-recurring items, included a bargain purchase gain of $21.9 million associated with our acquisition of Ameron Water Transmission Group, LLC. Without this noncash item and other nonrecurring items reported for that quarter, the adjusted net income reconciled to $2.1 million, or $0.21 per share. See reconciliation of Non-GAAP Financial Measures in our Form 8‑K filed on November 8, 2018 for additional information.

Conference Call Details

A conference call and simultaneous webcast to discuss the Company’s second quarter 2026 financial results will be held on Thursday, July 30, 2026, at 7:00 a.m. Pacific Time. The call will be broadcast live on the Investor Relations section of the Company’s website at investor.nwpx.com and will be archived online upon completion of the conference call. For those unable to listen to the live call, a replay will be available approximately three hours after the event and will remain available until Thursday, August 13, 2026, by dialing 1‑844‑512‑2921 in the U.S. or 1‑412‑317‑6671 internationally and entering the replay access code: 13761312.

About NWPX Infrastructure

Founded in 1966, NWPX Infrastructure, Inc. is a leading manufacturer of water-related infrastructure products. Under the Northwest Pipe Company brand, the Company is the largest manufacturer of engineered water transmission systems in North America and produces steel casing pipe, bar-wrapped concrete cylinder pipe, and pipeline system joints and fittings. The Company also provides solution-based products for a wide range of markets including high-quality reinforced precast concrete products, lined precast sanitary sewer system structures, water distribution and management equipment including pump lift stations, wastewater pretreatment, and stormwater quality products. The Company has broadened its manufacturing footprint by bringing lined and engineered precast products into production at additional facilities. This increases the Company’s capacity and improves regional availability. Strategically positioned to meet growing water and wastewater infrastructure needs, the Company’s skilled team is committed to quality and innovation while upholding its core values of accountability, commitment, and teamwork. Headquartered in Vancouver, Washington, the Company operates 14 manufacturing facilities across North America. For more information, please visit www.nwpx.com.

Forward-Looking Statements

Statements in this press release by Scott Montross contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on current expectations, estimates, and projections about the Company’s business, management’s beliefs, and assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements as a result of a variety of important factors. While it is impossible to identify all such factors, those that could cause actual results to differ materially from those estimated by the Company include changes in demand and market prices for its products, product mix, bidding activity and order modifications or cancelations, timing of customer orders and deliveries, production schedules, price and availability of raw materials and other costs central to producing and shipping our products, excess or shortage of production capacity, product quality assurance failures that result in decreased sales and operating margin, product returns, product liability, warranty, or other claims, international trade policy and regulations, changes in trade policy (in particular with Canada and Mexico) and duties imposed on imports and exports and the related impacts on the Company, economic uncertainty and associated trends in macroeconomic conditions, including potential recession, inflation, and the state of the housing and commercial construction markets, interest rate risk and changes in market interest rates, including the impact on the Company’s customers and related demand for its products, the Company’s ability to identify and complete organic and inorganic initiatives to grow its business, the Company’s ability to effectively integrate future acquisitions into its business and operations that produce accretive financial results, effects of security breaches, computer viruses, and cybersecurity incidents, increased use of artificial intelligence by us and our competitors, as well as related legal and regulatory requirements, timing and amount of share repurchases, impacts of U.S. tax reform legislation on the Company’s results of operations, and the impact on its customers and related demand for its products, delays or reductions in state or local government spending due to revisions to federal appropriations brought on by policy changes, staffing levels or the inability to pass budget reconciliation legislation, adequacy of the Company’s insurance coverage, supply chain challenges, the Company’s ability to attract and retain talented employees, impact of geopolitical trends, changes, and events, including the various military conflicts or tensions and the regional and global ramifications of these conditions, operating problems at the Company’s manufacturing operations including fires, explosions, inclement weather, and floods and other natural disasters, effectiveness of future implementations or conversions of enterprise resource planning or other key systems, material weaknesses in the Company’s internal control over financial reporting and its ability to remediate such weaknesses, impacts of pandemics, epidemics, or other public health emergencies, and other risks discussed in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2025 and from time to time in its other Securities and Exchange Commission filings and reports. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. If the Company does update or correct one or more forward-looking statements, investors and others should not conclude that it will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.

Non-GAAP Financial Measures

The Company is presenting backlog including confirmed orders. This non-GAAP financial measure is provided to better enable investors and others to assess the Company’s ongoing operating results and compare them with its competitors. This should be considered a supplement to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP.

For more information, visit www.nwpx.com.

Contact:

Aaron Wilkins

Chief Financial Officer

NWPX Infrastructure

investors@nwpx.com

Or

Addo Investor Relations

nwpx@addo.com

###

NWPX INFRASTRUCTURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales:
Water Transmission Systems	$113,199	$84,588	$206,652	$163,034
Precast Infrastructure and Engineered Systems	46,277	48,594	91,078	86,263
Total net sales	159,476	133,182	297,730	249,297

Cost of sales:
Water Transmission Systems	88,971	69,533	165,105	135,805
Precast Infrastructure and Engineered Systems	36,146	38,284	71,601	68,762
Total cost of sales	125,117	107,817	236,706	204,567

Gross profit:
Water Transmission Systems	24,228	15,055	41,547	27,229
Precast Infrastructure and Engineered Systems	10,131	10,310	19,477	17,501
Total gross profit	34,359	25,365	61,024	44,730

Selling, general, and administrative expense	13,208	12,129	27,216	25,925
Operating income	21,151	13,236	33,808	18,805
Other income (expense)	492	20	713	(7)
Interest income	156	1	164	35
Interest expense	(320)	(763)	(668)	(1,398)
Income before income taxes	21,479	12,494	34,017	17,435
Income tax expense	5,645	3,431	7,649	4,408
Net income	$15,834	$9,063	$26,368	$13,027

Net income per share:
Basic	$1.64	$0.91	$2.74	$1.31
Diluted	$1.62	$0.91	$2.69	$1.30

Shares used in per share calculations:
Basic	9,638	9,882	9,608	9,908
Diluted	9,791	9,961	9,798	10,041

NWPX INFRASTRUCTURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$19,320	$2,273
Trade and other receivables, net	98,409	78,171
Contract assets	105,528	91,036
Inventories	91,079	74,287
Prepaid expenses and other	3,941	5,665
Total current assets	318,277	251,432
Property and equipment, net	164,493	157,509
Operating lease right-of-use assets	85,957	86,894
Goodwill	55,504	55,504
Intangible assets, net	22,405	23,008
Other assets	5,262	5,283
Total assets	$651,898	$579,630

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$2,994	$2,994
Accounts payable	44,464	22,190
Accrued liabilities	26,754	27,743
Contract liabilities	37,947	8,794
Current portion of operating lease liabilities	5,232	4,829
Total current liabilities	117,391	66,550
Borrowings on line of credit	-	276
Long-term debt	6,985	8,482
Operating lease liabilities	85,372	86,223
Deferred income taxes	12,819	12,484
Other long-term liabilities	10,729	10,832
Total liabilities	233,296	184,847

Stockholders’ equity:
Common stock	96	96
Additional paid-in-capital	110,204	113,088
Retained earnings	308,110	281,742
Accumulated other comprehensive income (loss)	192	(143)
Total stockholders’ equity	418,602	394,783
Total liabilities and stockholders’ equity	$651,898	$579,630

NWPX INFRASTRUCTURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$26,368	$13,027
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and finance lease amortization	8,288	7,278
Amortization of intangible assets	2,099	2,016
Share-based compensation expense	3,703	2,692
Noncash operating lease expense	3,039	3,172
Deferred income taxes	331	453
Other, net	(25)	841
Changes in operating assets and liabilities:
Trade and other receivables	(19,456)	(11,829)
Contract assets, net	14,661	(6,433)
Inventories	(14,894)	3,293
Prepaid expenses and other assets	1,864	2,816
Accounts payable	20,961	552
Accrued and other liabilities	(1,049)	(5,005)
Operating lease liabilities	(2,550)	(2,601)
Net cash provided by operating activities	43,340	10,272

Cash flows from investing activities:
Purchases of property and equipment	(7,688)	(7,165)
Acquisition of business, net of cash acquired	(8,853)	-
Other investing activities	25	21
Net cash used in investing activities	(16,516)	(7,144)

Cash flows from financing activities:
Borrowings on line of credit	1,239	89,184
Repayments on line of credit	(1,515)	(83,217)
Payments on other debt	(1,500)	(1,500)
Payments on finance lease liabilities	(1,195)	(803)
Tax withholdings related to net share settlements of equity awards	(4,058)	(2,313)
Repurchase of common stock	(2,722)	(7,455)
Other financing activities	(26)	-
Net cash used in financing activities	(9,777)	(6,104)

Change in cash and cash equivalents	17,047	(2,976)
Cash and cash equivalents, beginning of period	2,273	5,007
Cash and cash equivalents, end of period	$19,320	$2,031